Exhibit 99.2

AMERICAN COMMUNITY AND FNB UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2004 and the unaudited pro forma condensed combined consolidated statements of income for the three months ended March 31, 2004 and for the year ended December 31, 2003 give effect to the merger of American Community Bancshares, Inc. (“American Community”) and FNB Bancshares, Inc. (“FNB”), accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined consolidated financial information as of and for the three months ended March 31, 2004 has been derived from the unaudited interim financial statements for both American Community and FNB. The unaudited pro forma condensed combined financial information for the year ended December 31, 2003 is based on the historical financial statements of American Community and FNB under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. It gives effect to the merger as if it had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined consolidated financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the merger.

The unaudited pro forma condensed combined consolidated financial statements should be read together with the historical financial statements of American Community and FNB, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

Pro forma per share amounts for the combined entity are based on the consideration as set forth in the merger agreement, (i) using the 20-day average closing price of American Community’s common stock of $13.85 per share on March 23, 2004; (ii) a fixed exchange ratio of 1.6347 American Community shares for each share of FNB converted into stock; and (iii) cash consideration of $7,057,616.

AMERICAN COMMUNITY BANCSHARES, INC.

FNB BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2004

	American Community	FNB	Effect of American’s purchase of FNB	FNB Bancshares Purchase Adjustments	Combining Elimination	Pro Forma Acquisition Adjustments (Note 2 )		Pro Forma Combined
	(In thousands, except per share data)
ASSETS

Cash and due from banks	$16,871	$5,475	$(7,315)	$(335)	$—	$(7,650)	B	$14,696
Investment securities available for sale at fair value	47,018	7,624	—	—	—	—		54,642
Investment securities held to maturity at cost	1,890	—						1,890
Non-marketable equity securities	—	419						419
Loans	209,421	54,750	—	339	—	339	D	264,510
Interest receivable	1,184	253	—	—	—	—		1,437
FHLB stock	672	—				—		672
Bank premises and equipment	5,267	3,113	—	—	—	—	D	8,380
Core deposit intangible	—		—	864	—	864	D	864
Goodwill	—			9,900	—	9,900	E	9,900
Other assets	1,795	209	—	(339)	—	(339)	D	1,665

Total Assets	$284,118	$71,843	$10,282	$10,429	$(17,597)	$3,114		$359,075

LIABILITIES
Deposits	$210,833	$61,749	$—	$312	$—	$312	D	$272,894
Borrowings	46,221	2,000	—	—	—	—	D	48,221
Other liabilities	2,558	144	50	470	—	520	B	3,222

Total Liabilities	259,612	63,893	50	782	—	832		324,337

STOCKHOLDERS’ EQUITY
American Community
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—	—	—	—	—		—
Common stock, $1 par value, 9,000,000 shares authorized, 2,827,709 shares issued, 2,827,709 shares issued pro forma	2,828	—	608	—	—	608	A	3,436
Additional paid-in-capital	19,216	—	9,624	9,647	(9,647)	9,624	A	28,840
Retained earnings	2,263	—	—	—	—	—		2,263
Accumulated other comprehensive income	199	—	—	—	—	—		199

FNB
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—				—		—
Common stock, $.01 par value, 10,000,000 shares authorized, 690,307 issued and outstanding	—	7				(7)	C	—
Additional paid-in-capital	—	6,943				(6,943)	C	—
Retained Earnings	—	939				(939)	C	—
Accumulated other comprehensive income	—	61				(61)	C	—

Total Stockholders’ Equity	24,506	7,950	10,232	9,647	(9,647)	2,282		34,738

Total Liabilities and Stockholders’ Equity	$284,118	$71,843	$10,282	$10,429	$(9,647)	$3,114		359,075

	—	—	—	—	(7,950)	—		—
Number of shares outstanding	2,827,709	690,307						3,444,919
Total book value per common share	$8.67	$11.52						$10.08
Tangible book value per share	$8.67	$11.52						$6.96

AMERICAN COMMUNITY BANCSHARES, INC.

FNB BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004

	American Community Bancshares	FNB Bancshares	Proforma Adjustments		Combined
	(In thousands, except per share data)
Interest income	$3,534	$320	$(142	) G	$3,712
Interest expense	1,346	69	(117	) H	1,298

Net interest income	2,188	251	(25)		2,414

Provision for loan losses	118	—	—		118

Net interest income after provision for loan losses	2,070	251	(25)		2,296

Non-interest income	702	76	—		778

Non-interest expense	2,014	231	—	I	2,245
Amortization of intangibles	—	—	65	F	65

Total non-interest expenses	2,014	231	65		2,310

Income before income taxes	758	96	(90)		764
Provision for income taxes	283	34	(34	) J	283

Net income	$475	$62	$(56)		$481

Net Income Per Common Share
Basic	0.17	$0.09			$0.14
Diluted	$0.15	$0.08			$0.12
Weighted Average Shares Outstanding
Basic	2,826,039	685,094			3,443,249
Diluted	3,145,162	759,757			3,883,979
Equivalent net income per common share for American common shares exchanged for FNB common shares
Basic					$0.23
Diluted					$0.20

AMERICAN COMMUNITY BANCSHARES, INC.

FNB BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

	American Community Bancshares	FNB Bancshares	Proforma Adjustments		Combined
	(In thousands, except per share data)
Interest income	$13,055	$3,939	$(160)	G	$16,834
Interest expense	5,169	1,037	(89)	H	6,117

Net interest income	7,886	2,902	(71)		10,717

Provision for loan losses	784	185	—		969

Net interest income after provision for loan losses	7,102	2,717	(71)		9,748

Non-interest income	2,645	1,093	—		3,738

Non-interest expense	7,552	2,910	—		10,462
Amortization of intangibles	—	—	128	F	128

Total non-interest expenses	7,552	2,910	128		10,590

Income before income taxes	2,195	900	(199)		2,896

Income taxes	807	325	(76)	I	1,056

Net income	$1,388	$575	$(123)		$1,840

Net Income Per Common Share
Basic	$0.49	$0.85			$0.55
Diluted	$0.48	$0.80			$0.52

Weighted Average Shares Outstanding
Basic	2,824,376	679,279			3,352,804
Diluted	2,877,301	719,415			3,511,527

Equivalent net income per common share for
American Community common shares exchanged for
FNB Bancshares' common shares
Basic					$0.84
Diluted					$0.80

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

NOTE 1—Basis of Presentation and FNB Acquisition

Basis of Presentation

The unaudited pro forma condensed combined consolidated financial statements give effect to the merger of American Community and FNB in a business combination accounted for as a purchase. As a result of the merger, First National Bank of the Carolinas will become a wholly owned subsidiary of American Community and operated as a separate subsidiary.

FNB Acquisition

Upon completion of the acquisition, each share of FNB was converted into 1.6347 shares of American Community common stock or $22.64 per share in cash. Shareholders of FNB were given the option to choose to exchange their shares for common stock of American Community, cash or a combination thereof. FNB’s shareholders received, in the aggregate, $7,075,616 in cash and 617,343 shares of common stock of American Community.

The pro forma balance sheet reflects the exchange ratio based on a market value of American Community common stock of $13.85 per share. For purposes of these Pro Forma Condensed Combined Financial Statements, it is assumed that the purchase price for the FNB common stock is paid as follows:

(i) 50%, or 339,639, of the outstanding shares of FNB common stock on March 31, 2004 are exchanged for American Community common stock at an exchange ratio of 1.6347 shares of American Community for each share of FNB common stock, resulting in the issuance of 617,343 shares of American Community Stock.

(ii) 50%, or 339,640, of the outstanding shares of FNB common stock outstanding on March 31, 2004 are exchanged for cash at $22.64 per share.

Transaction costs incurred in the merger are assumed to be $285,000 for American Community and $805,000 for FNB.

Estimated fair value of the American Community’s common shares to be issued to FNB Bancshares’ shareholders	$8,548
Cash paid for shares	7,080
Fair value of vested American Community options granted to FNB Bancshares option holders	1,684
Transaction related costs incurrred by American Community in the merger	285

Total purchase price paid by American Community for FNB Bancshares	17,597
Less adjusted net assets of FNB Bancshares	(7,697)

Goodwill recorded in the merger	$9,900

The adjusted net assets of FNB Bancshares are determined as follows:

FNB Bancshares’ stockholders’ equity at March 31, 2004	$7,950
Less transaction related costs incurred by FNB Bancshares in the merger	(805)
Adjustments for fair values of assets acquired and liabilities assumed	552

Adjusted net assets of FNB Bancshares	$7,697

The fair value adjustments for the FNB Bancshares assets acquired and liabilities assumed are as follows:

Increase in loans	$339
Core deposit intangible	864
Increase in deposits	(312)
Increase in net deferred income tax assets	(339)

Total fair value adjustments	$552

NOTE 2 – DESCRIPTION OF PRO FORMA ACQUISITION ADJUSTMENTS

The purchase accounting and pro forma adjustment related to the unaudited pro forma condensed balance sheet and income statements are described below:

A.	Issuance of shares (617,210) of American Community Bancshares’ $1.00 par value common stock with an effective date value of $13.85 per share, combined with the value of vested American Community Bancshares’ options issued to FNB Bancshares option holders.

B.	To record cash paid for FNB Bancshares’ shares and for transaction costs, and to record liabilities incurred for transaction costs.

C.	To eliminate FNB Bancshares equity accounts.

D.	To record fair value adjustments to FNB Bancshares assets acquired and liabilities assumed.

E.	To record goodwill.

F.	To record amortization of the core deposit intangible using the straight-line method over a ten-year life.

G.	To reduce interest income for (1) the effects of cash used in the acquisition based upon a 1.25% rate earned on overnight funds and (2) amortization of the fair value adjustment to loans over a three-year period.

H.	To increase interest expense for the effects of the fair value adjustments to deposits and borrowings over a two-year period.

I.	To adjust income tax expense at a rate of 38% applied to the foregoing adjustments to income before income taxes.